Exhibit 99.1

Spire Global Announces Registered Direct Offering of $30 Million

VIENNA, Va. March 21, 2024 —(BUSINESS WIRE)— Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of space-based data, analytics and space services, today announced that it has entered into securities purchase agreements with two institutional investors for the purchase and sale of 2,142,858 shares of Class A common stock at a purchase price of $14.00 per share pursuant to a registered direct offering, resulting in gross proceeds of approximately $30 million, before deducting placement agent commissions and other offering expenses. The closing of the offering is expected to occur on or about March 25, 2024, subject to the satisfaction of customary closing conditions.

In addition, the Company has issued the investors an option to acquire up to an additional 2,142,858 shares of Class A common stock at a price of $14.50 per share until the date that is 100 days from the date of the closing of the offering, resulting in additional gross proceeds of approximately $31 million, if exercised.

The Company intends to use the net proceeds from the offering for repayment of debt, working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-267413) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). The offering is made only by means of a prospectus supplement and accompanying prospectus, which will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has nine offices across the U.S., Canada, UK, Luxembourg, Germany and Singapore.

Forward-Looking Statements

This press release contains forward-looking statements, including information about the expected timing of closing and the use of proceeds from the offering, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the SEC, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Sarah Freeman

Communications Manager

Sarah.Freeman@spire.com

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com